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                                                                    EXHIBIT 10.2

                             FIRST AMENDMENT TO THE
                               DEAN FOODS COMPANY
                           FOURTH AMENDED AND RESTATED
                   1997 STOCK OPTION AND RESTRICTED STOCK PLAN

         WHEREAS, Dean Foods Company has adopted that certain Fourth Amended and Restated Stock Option and Restricted Stock Plan (the "Plan"); and

         WHEREAS, Section 19 of the Plan grants the Stock Option Committee of the Board of Directors of Dean Foods Company (the "Committee") complete authority to construe, interpret and administer the provisions of the Plan and to prescribe, amend and rescind rules and regulations pertaining to the Plan in its discretion; and

         WHEREAS, Section 17 of the Plan provides that any amendment to the Plan shall apply to all awards outstanding at the time of such amendment in addition to all awards granted thereafter, subject to certain limitations contained therein; and

         WHEREAS, the Plan has been previously amended to allow for transfers of stock options by optionees to certain family members of the optionee, to a trust for the exclusive benefit of such family members, or to a partnership or other entity in which the family members are the only partners; and

         WHEREAS, the Committee desires to amend the Plan, effective as of the date herein stated, to provide the same rights of transfer to holders of restricted stock issued under the Plan.

         EFFECTIVE AS OF FEBRUARY 21, 2002, Section 15(d) of the Plan is hereby amended in its entirety to read as follows:

                (d) No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock. Each Option and each share of Restricted Stock granted under this Plan shall be transferable only by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by such Participant; provided, however, that the Participant may transfer his or her Options or Restricted Stock without consideration to (i) the spouse, children or grandchildren of the Participant ("Immediate Family Members"), (ii) a trust or trusts, or to a guardian under the Uniform Gift to Minors Act, for the exclusive benefit of such Immediate Family Members, or (iii) a partnership or other entity in which such Immediate Family Members are the only partners, provided that subsequent transfers of those Options or shares of Restricted Stock shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Options or Restricted Stock shall continue to be subject to

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                        the same terms and conditions as were applicable
                        immediately prior to transfer; provided that, for purposes of each Option agreement and Restricted Stock agreement and Section 11 hereof, the term "Optionee" shall be deemed to refer to the transferee (however, the events of termination of employment, if any, set forth in the agreement and the obligation to pay withholding taxes shall continue to apply to the transferor). Qualified Options shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant's lifetime, by the Participant.

         THIS AMENDMENT, once executed by all of the members of the Committee, shall be effective as of February 21, 2002 and shall be applicable to all outstanding Options and shares of Restricted Stock, and to all Options and Restricted Stock awards granted after such date.


                                                --------------------------------
                                                P. Eugene Pender



                                                --------------------------------
                                                Stephen L. Green



                                                --------------------------------
                                                Joseph S. Hardin, Jr.



                                                --------------------------------
                                                John S. Llewellyn, Jr.



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